                                                                    EXHIBIT 10.2


                                    AGREEMENT

           This Agreement is entered into as of this 2nd day of April, 1998 by and among (i) Grant & Partners Limited Partnership, a Delaware limited partnership ("GPLP"), (ii) Cyrk, Inc., a Delaware corporation and sole limited partner of GPLP ("Cyrk"), (iii) Grant & Partners, Inc., a Massachusetts corporation and sole general partner of GPLP ("GP, Inc."), and (iv) Alan Grant ("Grant"). Grant shall be a party to this Agreement solely for purposes of Sections 1 and 3 below.

           WHEREAS, GPLP was formed under the Delaware Revised Uniform Limited Partnership Act and is governed currently by that certain First Amended and Restated Agreement of Limited Partnership, dated March 28, 1995 as amended by the certain agreement entered into as of September 30, 1997 by and among GPLP, Cyrk, GP, Inc. and Grant & Partners, LLC (the "Partnership Agreement").

           WHEREAS, Cyrk and GP, Inc. desire to restructure GPLP.

           In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

           1. ADMISSION OF NEW LIMITED PARTNER. Prior to giving effect to
Section 2 below, Cyrk and GP, Inc. each hereby consent to and approve the admission of Grant as a Limited Partner to GPLP, effective as of the last business day prior to the date of this Agreement, in accordance with Section 21 of the Partnership Agreement. By executing this Agreement, Grant hereby assumes the rights and obligations of a Limited Partner under the Partnership Agreement, pursuant to such additional terms and conditions as may be mutually agreed upon between GP, Inc. and Grant after the date hereof.

           2. WITHDRAWAL OF CYRK AS A LIMITED PARTNER. Upon execution of this Agreement by the parties hereto and after giving effect to Section 1 above, Cyrk hereby withdraws from GPLP in accordance with Section 14(b) of the Partnership Agreement and relinquishes all of its right, title and interest in GPLP as a Limited Partner under the Partnership Agreement.

           3. TRANSFER TO CYRK OF CERTAIN OF GPLP'S EQUITY INTERESTS IN EXCHANGE APPLICATIONS, INC. ("EA"). Simultaneously herewith, GP, Inc. has caused GPLP to distribute to Cyrk all of GPLP's right, title and interest in (i) 1,150,000 shares of Common Stock, $.001 par value per share, of EA (the "Cyrk EA Common Shares"), and (ii) 377,408 shares of Series A Preferred Stock, $.001 par value per share, of EA (the "Cyrk EA Preferred Shares").

           4. TRANSFER TO ESCROW AGENT OF CERTAIN OF GPLP'S EQUITY INTERESTS IN EA. Simultaneously herewith, GP, Inc. has caused GPLP to transfer to Michael Murphy, Esq. (the

"Escrow Agent") 155,250 shares of Common Stock, $.001 par value per share, of EA (the "Escrow Shares") to be subsequently delivered by the Escrow Agent to Cyrk or GPLP, as the case may be, in accordance with the terms and conditions of this Agreement and the escrow agreement of even date herewith that is attached as EXHIBIT A hereto (the "Escrow Agreement").

           5. DISTRIBUTION OF ESCROW SHARES PRIOR TO OCTOBER 1, 1999. If an EA Valuation Event, defined below, occurs prior to October 1, 1999 where the Cyrk EA Implied Common Share Value, defined below, exceeds $8,200,000, then the Escrow Shares shall be returned to GPLP.

           6. DISTRIBUTION OF ESCROW SHARES AS OF OCTOBER 1, 1999. If prior to October 1, 1999, there has not been an EA Valuation Event which results in a Cyrk EA Implied Common Share Value exceeding $8,200,000, then Cyrk and Grant shall mutually agree on the value of the Cyrk EA Common Shares as of October 1, 1999 and if the agreed amount exceeds $8,200,000, then the Escrow Shares shall be returned to GPLP. Otherwise, the Escrow Shares shall be delivered to Cyrk. If Cyrk and Grant cannot agree on the valuation of the Cyrk EA Common Shares, they shall submit the matter to binding arbitration in accordance with Section 12 of this Agreement.

           7. CERTAIN DEFINITIONS. "EA Valuation Event" shall mean (i) any sale of all or a majority of the assets of EA (an "Asset Sale"), (ii) any merger, consolidation, sale or other transaction which results in a change of ownership in more than 50% of the voting capital stock of EA (a "Change-of-Ownership Transaction"), (iii) any issuance of equity securities by EA for consideration greater than or equal to $5,000,000 (an "Equity Transaction"), (iv) ten successive trading days on NASDAQ NMS, the New York Stock Exchange or the American Stock Exchange of EA Common Shares which produces a Cyrk EA Implied Common Share Value exceeding $8,200,000 based on the average of the closing sale prices (the "Average Closing Price") for such ten trading days (a "Stock Market Transaction") or (v) a sale or series of sales by Cyrk of more than 50% of the Cyrk EA Common Shares (a "Cyrk Sale").

              "Cyrk EA Implied Common Share Value" shall mean the going concern value of EA attributable to the Cyrk EA Common Shares, regardless of whether Cyrk continues to own the Cyrk EA Common Shares, derived from the consideration received by EA or EA shareholders in an EA Valuation Event determined in good faith by the mutual agreement of Grant and Cyrk or absent such agreement by arbitration. In determining the Cyrk EA Implied Common Share Value, the following principles shall be applied. In an Asset Sale, the EA Implied Common Share Value shall be based on the after tax consideration received by EA as well as the residual fair value of any assets retained by EA in excess of the retained liabilities of EA. In a Change-of-Ownership Transaction, the common equivalent per share consideration received by selling shareholders of EA shall be multiplied by 1,150,000 to determine the Cyrk EA Implied Common Share Value. In an Equity Transaction, the Cyrk EA Implied Common Share Value shall be the common equivalent per share consideration received by EA multiplied by 1,150,000. In a Stock Market Transaction, the Cyrk EA Implied Common Share Value shall be determined by multiplying the Average Closing Price for the ten successive trading days by 1,150,000. In a Cyrk Sale, the Cyrk EA Implied Common Share Value shall be determined by multiplying the per share consideration received by Cyrk by 1,150,000.

           8. RELINQUISHMENT OF RIGHTS. Cyrk hereby relinquishes all of its rights under that certain Agreement dated as of September 30, 1997 (the "9/30 Agreement") by and among GPLP, Cyrk, GP, Inc, Grant and Grant & Partners, LLC, a Massachusetts limited liability company, including without limitation, (i) the distribution preferences provided for in Section 2.1, (ii) the remainder distributions provided for in Section 2.3, (iii) the license restrictions in Sections 5.3 and 5.4, (iv) the provisions relating to the election of GP, Inc. directors provided for in Section 7.1, (v) the provisions relating to the transfer of GP, Inc. shares provided for in Section 7.2, (vi) the Grant non-competes provided for in Sections 8.1 through 8.3, and (vii) the various covenants contained in Sections 9.1 and 9.2. GPLP hereby relinquishes any rights it may have under the 9/30 Agreement, including without limitation, its interest under Section 11, in the 2,522,592 shares of Series A Preferred Stock, $.001 par value per share, of EA, previously issued to Cyrk and the other residual interests set described therein.

           9. NO OTHER OBLIGATIONS; MUTUAL RELEASES. Each of Cyrk and GP, Inc hereby confirm to each other and on behalf of their respective affiliates that, except as otherwise provided in this Agreement, there are no other contractual or equitable undertakings or obligations between Cyrk and its affiliates on the one hand and GP, Inc. and its affiliates on the other. Each of Cyrk and GP, Inc. hereby releases and forever discharges the other and each of their respective officers, directors, employees, affiliates and agents (the "Releasees") from all debts, demands, actions, contracts, damages, and any and all claims, demands and liabilities which such party may now have or ever had against the Releasees except for the obligations created by this Agreement and the Escrow Agreement.

           10. FURTHER ASSURANCES. In case at any time after the date hereof any further action is necessary to carry out the purposes of this Agreement, each of the parties hereto hereby agrees to take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party.

           11. INFORMATION. Cyrk and GP, Inc. shall each cooperate with the other after the date hereof by providing without additional consideration and promptly upon request, copies of such records and other information regarding GPLP as may reasonably be requested from time to time by Cyrk or GP, Inc., as the case may be, and in particular as necessary for the preparation or audit of federal, state and local income and other tax returns, audits, third party disputes, refund claims and other valid business purposes.

           12. ARBITRATION. Subject to Section 13.2 hereof, all controversies or claims arising among the parties hereto (or their respective successors or permitted assigns) that are not resolved within thirty (30) days after a party notifies the others in writing of the controversy or claim, shall be submitted for arbitration on demand any of such parties. Such arbitration proceedings will be conducted in Boston, Massachusetts, and except as otherwise provided in this Agreement, will be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. There shall be three arbitrators. Cyrk and GPLP each shall appoint one arbitrator and the two so appointed shall appoint a third. If either party shall refuse to appoint an arbitrator within fourteen (14) days of demand by the other, the arbitration shall proceed without said arbitrator. The arbitrators will have the right to award or include in the award any relief which they deem proper in the circumstances, including, but not limited to, money damages, interest on unpaid amounts, specific performance and other injunctive relief, and reimbursement of arbitration costs. The award and decision of a majority of the arbitrators will be conclusive and binding, and judgment on the award may be entered in any court of competent jurisdiction. Each party hereto, for itself and its respective successors and permitted assigns, acknowledges that any arbitration award may be enforced in a court of competent jurisdiction and waives any right to contest the validity or enforceability of such award.

           13.  MISCELLANEOUS

           13.1. SEVERABILITY. The provisions of this Agreement are severable, so that the invalidity of unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

           13.2. SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party hereto shall be entitled to specific performance of this agreements and obligations of the other parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

           13.3. SUBMISSION TO JURISDICTION. Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement and/or the Escrow Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement and/or the Escrow Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

           13.4 GOVERNING LAW. This Agreement and the Escrow Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to the conflict of law principles thereof.

           13.5. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hands, by overnight delivery service or by facsimile.

           13.6. AMENDMENTS. No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by all the parties hereto.

           13.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns.

           13.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute one agreement binding on all the parties hereto.

           13.9. CAPTIONS. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.


           IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

           GENERAL PARTNER                            LIMITED PARTNER
           GRANT & PARTNERS, INC.                     CYRK, INC.



           By: /s/ Alan W. Grant                      By: /s/ Ted Axelrod
               ------------------------                   -------------------
               Alan W. Grant, President                   duly authorized






           /s/ Alan W. Grant
           ---------------------------
           Alan W. Grant, Individually

                                ESCROW AGREEMENT

           ESCROW AGREEMENT (the "Agreement"), made as of the ____ day of __________, 1998, by and among Grant & Partners Limited Partnership, a Delaware limited partnership ("GPLP"), Cyrk, Inc., a Delaware corporation ("Cyrk"), and Michael Murphy, Esq., as Escrow Agent ("Escrow Agent").

                                    RECITALS:

           WHEREAS, each of GPLP and Cyrk, among other parties, have executed and delivered an agreement of even date herewith, which agreement sets forth the terms and conditions regarding the restructure of GPLP (the "Restructure Agreement"); and

           WHEREAS, the effectiveness of the Restructure Agreement is conditioned upon, among other things, (i) the deposit of 155,250 shares of Common Stock, $.001 par value per share, of Exchange Applications, Inc. ("EA") (including any distributions with respect thereto) (the "Escrowed Shares") with Escrow Agent, and (ii) the execution and delivery of an escrow agreement among the parties hereto setting forth the terms and conditions thereof.

           NOW, THEREFORE, the parties hereto hereby agree as follows:

           1. The provisions of the foregoing recitals are hereby incorporated by reference into this Agreement as if fully stated herein. Unless otherwise provided herein, all terms not defined herein shall have the respective meanings attributed to them in the Restructure Agreement.

           2. The parties hereto hereby appoint and designate Michael Murphy, Esq. as Escrow Agent for the purpose of holding and disbursing the Escrowed Shares in accordance with this Agreement. Escrow Agent hereby agrees to act as escrow agent on behalf of the parties hereto in accordance with this Agreement. Simultaneously with the execution and delivery hereof, GPLP shall have caused the Escrowed Shares, as set forth in EXHIBIT A attached hereto and incorporated herein by reference, to be delivered to Escrow Agent. Escrow Agent hereby acknowledges receipt of the Escrow Shares. Escrow Agent shall submit a statement of account with respect to the Escrowed Shares to each of the parties hereto upon termination of this Agreement.

           3. Escrow Agent shall make no distributions of the Escrowed Shares except in accordance with this paragraph. In the event that (i) an EA Valuation Event occurs prior to October 1, 1999 that satisfies the conditions set forth in
Section 5 of the Restructure Agreement, or (ii) Cyrk and Grant agree on a valuation of the Cyrk EA Common Shares in accordance with Section 6 of the Restructure Agreement, GPLP and Cyrk shall each instruct the Escrow Agent to deliver to one of them, as the case may be, the Escrowed Shares. Within five (5) days following Escrow Agent's receipt of any written instructions executed and sent by either GPLP or Cyrk (the "Notifying Party") notifying Escrow Agent that the Escrowed Shares shall be delivered to the

Notifying Party pursuant to this Agreement (the "Disbursement Notice"), Escrow Agent shall mail a copy of the Disbursement Notice to the other party to this Agreement (the "Non-Notifying Party"). If, within ten (10) days from the date of receipt of the Disbursement Notice by the Non-Notifying Party, the Escrow Agent has not received a notice from the Non-Notifying Party objecting to the delivery of the Escrowed Shares in accordance with the Disbursement Notice, Escrow Agent shall promptly deliver the Escrowed Shares to the Notifying Party pursuant to the terms of this Agreement. If, within said ten (10)-day period, Escrow Agent shall receive a written notice from the Non-Notifying Party objecting to the delivery of the Escrowed Shares in accordance with the Disbursement Notice, Escrow Agent shall not deliver the Escrowed Shares to the Notifying Party unless: (a) Escrow Agent has received written authorization executed by both the Notifying Party and the Non-Notifying Party; or (b) such dispute is settled by arbitration pursuant to the terms set forth in Section 12 of the Restructure Agreement; or (c) such dispute is resolved by a court of competent jurisdiction and, in the case of appeal, a court of last resort, whichever first occurs; provided, however, that the Escrow Agent shall hold the Escrowed Shares continuously as provided in this Agreement pending resolution of any such dispute. If such written authorization is not given, or such legal proceedings for such determination are not commenced and diligently continued, Escrow Agent may, but shall not be obligated to, bring an appropriate proceeding for leave to deposit the Escrowed Shares in the registry of a court having jurisdiction in the Commonwealth of Massachusetts pending such determination.

           4. GPLP and Cyrk shall each deliver to the other a copy of every statement, certificate, notice and other paper delivered by them to Escrow Agent hereunder. Such delivery shall be made in the same manner and on the same business day as delivery is made to Escrow Agent hereunder.

           5. Escrow Agent shall have no obligation hereunder except to receive the Escrowed Shares referred to herein and to make distributions of said shares in accordance with the provisions hereof. Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws, and Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement.

           6. Escrow Agent shall be protected in acting upon any written notice, certificate, waiver, consent or other instrument or document which it believes to be genuine. Escrow Agent shall not be liable for any error of judgment or for any act or omission to act taken in good faith except that it shall be liable for its own gross negligence or willful misconduct. In no event shall Escrow Agent be required to account for any shares subsequent to the distribution thereof in accordance with this Agreement.

           7. Escrow Agent may consult with and obtain advice from legal counsel in the event of any dispute or question as to the construction of any of the provisions herein or its duties hereunder and shall incur no liability and shall be fully protected in acting in accordance with the opinion of such counsel.

           8. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or through its agents or attorneys. Nothing in this

Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the Commonwealth of Massachusetts. Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any subsequent amendment or supplement hereto.

           9. If Escrow Agent shall incur any liability, damage or expense whatsoever arising out of or resulting from any claim brought against Escrow Agent in connection with this Agreement, GPLP and Cyrk shall indemnify and hold Escrow Agent harmless from any claim, damage or expense including reasonable attorney's fees unless such claim, damage or expense results from the Escrow Agent's gross negligence or willful misconduct.

           10. The fees charged by Escrow Agent to provide the services hereunder shall be nonrefundable and payable in advance, 50% by GPLP and 50% by Cyrk. Each of GPLP and Cyrk hereby agree to pay on demand Escrow Agent's costs and expenses, including reasonable fees and expenses of counsel to Escrow Agent, incurred in connection with its duties hereunder. Such fees and expenses shall be allocated between GPLP and Cyrk as follows: 50% to GPLP and 50% to Cyrk. Escrow Agent shall have a lien on all shares held hereunder to pay all of Escrow Agent's expenses under this Agreement.

           11. The parties hereto may, by joint notice to Escrow Agent, designate a successor Escrow Agent or Escrow Agents which, upon accepting such designation in writing, and upon payment to any predecessor Escrow Agent of fees and expenses in connection with its performance as Escrow Agent hereunder, shall succeed to all of the rights, duties and obligations of Escrow Agent hereunder. If a successor Escrow Agent is designated by GPLP and Cyrk, Escrow Agent shall, upon written notice from all parties hereto, promptly deliver the Escrowed Shares and documents, if any, held by Escrow Agent pursuant to this Agreement to such successor Escrow Agent. In the event that there is any conflict between the provisions of the Restructure Agreement and this Agreement, the provisions of this Agreement shall control.

           12. Escrow Agent may resign as Escrow Agent hereunder at any time by giving ten (10) days' written notice of such intention to GPLP and Cyrk. Upon the effective date of its resignation, Escrow Agent will deliver the Escrowed Shares and documents held hereunder to such successor escrow agent as directed by written instructions of GPLP and Cyrk. In the event that GPLP and Cyrk do not agree on the appointment of a successor escrow agent within ten (10) days of notice of Escrow Agent's intention to resign, Escrow Agent may appoint as its successor any bank or trust company having an office in Boston, Massachusetts. After the effective date of its resignation, Escrow Agent shall have no duty with respect to the Escrowed Shares except to hold such property in safekeeping and to deliver the same to its successor or as directed, in writing, by notice executed by each of GPLP and Cyrk.

           13. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below or to such address as they may hereunder designate:

           To Escrow          Michael Murphy, Esq.
           Agent:             5 Commonwealth Road
                              Natick, MA 01760

           To GPLP:           Grant & Partners Limited Partnership
                              150 Federal Street
                              Boston, MA 02110
                              ATTENTION: Alan Grant

           With a             McDermott, Will & Emery
           copy to:           75 State Street, Suite 1700
                              Boston, MA 02109
                              ATTENTION: Arthur I. Anderson, P.C.

           To Cyrk:           Cyrk, Inc.
                              3 Pond Road
                              Gloucester, MA 01930
                              ATTENTION: President

           With a             Choate, Hall & Stewart
           copy to:           Exchange Place
                              53 State Street
                              Boston, MA 02109
                              ATTENTION: Robert V. Jahrling, III, Esq.

           14. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

           15. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to the conflict of law principles thereof.

           16. This Agreement may be executed in two or more counterparts, each of which shall constitute the original, and all of which collectively shall constitute one and the same instrument.





                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

WITNESS, the signatures of the undersigned this ___ day of ___________, 1998.

GRANT & PARTNERS LIMITED PARTNERSHIP   CYRK, INC.
By: GRANT & PARTNERS, INC.
Its General Partner



By: _________________________          By: _____________________________________
    Alan Grant, President                  authorized officer




                                       By: _____________________________________
                                           Michael Murphy, Esq., as Escrow Agent

                                    EXHIBIT A

                            DESCRIPTION OF SECURITIES


Certificate No. 64 for 155,250 shares of common stock of Exchange
Applications, Inc.